            PROXY STATEMENT PURSUANT TO SECTION (14)C
              OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ]     Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         1240.14a-12

                                EQUIMED, INC
        ---------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X ]     No fee required.
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

    1)   Title of each class of securities to which transaction applies:


    2)   Aggregate number of securities to which transaction applies:


    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


    4)   Proposed maximum aggregate value of transaction:


    5)   Total fee paid:


[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

    2)   Form, Schedule or Registration Statement No.:

    3)   Filing party:

    4)   Date Filed:

                           EQUIMED, INC.
                         2171 SANDY DRIVE
                STATE COLLEGE, PENNSYLVANIA  16803
                       ___________________

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON AUGUST 30, 1997
                       ___________________

    The 1997 Annual Meeting of Stockholders (the "Meeting") of EquiMed, Inc., a Delaware corporation (the "Company"), will be held on August 30, 1997, at 3:00 p.m., Eastern Daylight Time, at 2171 Sandy Drive, State College, Pennsylvania 16803, for the following purposes:

         1. To elect two Class II Directors to hold office until the Annual Meeting of Stockholders in 1999 and until their respective successors are duly elected and qualified; and

         2. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on July 29, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of the Company, for any purpose germane to the Meeting, for a period of ten (10) days prior to the Meeting at the Company's offices located at the address set forth above. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting and any and all adjournments, continuations or postponements thereof.

    A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, a Proxy Statement and a proxy accompany this notice. These materials are first being sent to stockholders on or about August 5, 1997.

    The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Meeting.

    THE BOARD OF DIRECTORS URGES YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WILL BE ADMITTED TO THE MEETING ONLY UPON PRESENTATION OF PROOF OF STOCK OWNERSHIP, WHICH MAY INCLUDE A CURRENT BROKERAGE STATEMENT OR A LETTER FROM THEIR BANK OR BROKER. THE RETURN OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                                       By Order of the Board of Directors,


                                       Marcy L. Colkitt
                                       Secretary
State College, Pennsylvania
August 1, 1997

                          EQUIMED, INC.
                         2171 SANDY DRIVE
                STATE COLLEGE, PENNSYLVANIA 16803
                       ___________________

                       PROXY STATEMENT FOR
                  ANNUAL MEETING OF STOCKHOLDERS
                         AUGUST 30, 1997
                       ___________________


                       GENERAL INFORMATION


    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EquiMed, Inc., a Delaware corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Stockholders (together with any and all adjournments, continuations or postponements thereof, the "Meeting") which is scheduled to be held on August 30, 1997, at 3:00 p.m., Eastern Daylight Time, at 2171 Sandy Drive, State College, Pennsylvania 16803 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, the foregoing notice, the Annual Report to Stockholders for the fiscal year ended December 31, 1996 and the enclosed proxy are being mailed to stockholders on or about August 5, 1997. The Annual Report to Stockholders is not to be considered part of the Company's proxy solicitation materials.

    At the Meeting, stockholders will be asked to: (i) elect two Class II Directors of the Company to serve until the Annual Meeting of Stockholders in 1999 and until their successors are duly elected and qualified; and (ii) transact such other business as may properly come before the Meeting. The Company's Board of Directors recommends a vote "FOR" the election of the nominees for directors of the Company listed in this Proxy Statement.

    The Board of Directors knows of no other matters which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

    Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

           VOTING SECURITIES, VOTING RIGHTS AND SECURITY OWNERSHIP

VOTING SECURITIES AND VOTING RIGHTS

    The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock of the Company (the "Common Stock") is necessary to constitute a quorum at the Meeting. Only stockholders of record at the close of business on July 29, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. As of July 29, 1997 and taking into account the Company's 1-for-6 reverse stock split effective August 11, 1997, there are 4,454,443 shares of Common Stock outstanding and entitled to vote at the Meeting. Holders of Common Stock as of the Record Date are entitled to one vote for each share held. Holders of Common Stock do not have cumulative voting rights.

    All shares of Common Stock represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of election of the nominees for directors of the Company listed in this Proxy Statement, and with respect to any other matter that may properly come before the Meeting as indicated in the enclosed proxy. Abstentions will be counted as shares present for quorum purposes. Broker non-votes will not be counted for determining a quorum or in determining whether a matter has been approved. Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise.
A proxy may be revoked by (i) filing with the Company a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a later date.

    The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication, by telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of July 29, 1997 and taking into account the Company's 1-for-6 reverse stock split effective August 11, 1997, by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table below and (iv) all directors and executive officers as a group.


Name and Address of                       Amount and Nature of    Percent
Beneficial Owner (1)(2)                   Beneficial Ownership    of class
-----------------------                   --------------------    --------


Douglas R. Colkitt, M.D(3)                 3,479,154             75.3%
Larry W. Pearson(4)                          186,654              4.0%
Jerome Derdel, M.D.(5)                         1,000                *
Daniel L. Beckett                                  0                *
P. Craig Hethcox                                   0                *
William E. Pritts II                               0                *
Raymond J. Caravan                                 0                *
All directors and executive officers as a
  group (7 persons)(6)                     3,666,808             79.3%

__________________________

*   Less than 1%.

(1) The addresses of all such beneficial owners is in care of the Company at 2171 Sandy Drive, State College, PA 16803.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options or warrants. Each beneficial owner's number of shares is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days have been exercised. The total outstanding shares used to calculate each beneficial owner's percentage includes such options and warrants. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes exercisable options to purchase 83,333 shares of Common Stock at an exercise price of $300 per share. Does not include 207,919 shares owned by Dr. Colkitt's spouse, of which Dr. Colkitt disclaims beneficial ownership.

(4) Includes exercisable options to purchase 83,333 shares of Common Stock at an exercise price of $63.00 per share.

(5) Includes exercisable options to purchase 1,000 shares of Common Stock at exercise prices ranging from $21.00 to $51.75 per share.

(6) Includes exercisable options to purchase 167,667 shares of Common Stock.

                 EXECUTIVE OFFICER AND DIRECTORS

    The executive officers, directors and director nominees of the Company are as follows:


Name                                Age        Position
----                                ---        --------


Douglas R. Colkitt, M.D.(1)         43         Chairman of the Board of Directors and
                                               Chief Executive Officer and President
Jerome Derdel, M.D.(1)(2)           46         Director

Raymond J. Caravan                  43         Director Nominee

Daniel L. Beckett                   38         Chief Financial Officer


____________________

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.


    The following sets forth certain information with respect to the members of the Board of Directors, the executive officers and other significant employees of the Company.

    DOUGLAS R. COLKITT, M.D. has been the Chairman of the Board of Directors of the Company since the February 1996 merger between EquiVision, Inc. ("EquiVision") and Colkitt Oncology Group, Inc., a Delaware corporation (the "Oncology Group"), and the subsequent reincorporation merger of EquiVision with and into its wholly owned Delaware subsidiary, EquiMed, Inc. (the "Merger"); Chief Executive Officer of the Company since January 1997; and President of the Company since June 15, 1997. Prior to the Merger, Dr. Colkitt was the Chairman of the Board of Directors of EquiVision since its inception in October 1991.
In addition to practicing medicine as a board certified oncologist since
1979, Dr. Colkitt owns several medical businesses, including the businesses comprising Colkitt Oncology Group, Inc. where he served as Chairman, President and Chief Executive Officer from 1986 until the Merger in February 1996. Dr. Colkitt is the Chairman of National Medical Financial Services Corporation ("NMFS"), a publicly traded company engaged in medical billing services. Dr. Colkitt received a B.A. from Washington and Jefferson
College, an M.D. from the University of Pennsylvania and an M.B.A. from the Wharton School of the University of Pennsylvania.

    JEROME DERDEL, M.D. has been a director of the Company since June 1996. Dr. Derdel is a board certified radiation oncologist since 1983 and currently serves as the Medical Director of the Radiation Oncology Department at Centre Community Hospital in State College, Pennsylvania. Dr. Derdel is a graduate of John Carroll University in Cleveland, Ohio, where he received his B.S. in Physics. Dr. Derdel received his M.D. from the University of Bologna, Italy.

    DANIEL L. BECKETT has served as the Chief Financial Officer of the Company since November 1996 having previously served from May through November 1996 as Controller. From February through May 1996, Mr. Beckett was in charge of financial analysis for the Company. Mr. Beckett previously served as the Controller for Oncology Services Corporation, a corporation affiliated with the Oncology Group prior to the Merger, from October 1991 to February 1996. Mr. Beckett is a graduate of Grace College in Winona Lake, Indiana where he received his B.S. degree in Business Administration and Accounting.

    RAYMOND J. CARAVAN is the President of K-B Offset Printing, Inc. and Express-Tech Volume Printing Centers, Inc., commercial offset and digital printing companies located in State College, Pennsylvania. From 1980 to 1987, Mr. Caravan was the East-Regional Director of a Wall Street investment firm and the manager of valuation services for a Boston-based investment management company with actively managed assets of five billion dollars. He is a 1975 graduate of The Pennsylvania State University with a BS degree in Business Administration and Marketing.

CLASSES OF DIRECTORS

    The Board of Directors currently has two members and is divided into two classes. Class I Directors will serve until the Annual Meeting of Stockholders in 1998 and thereafter for terms of two years until their successors have been elected and qualified. Class II Directors will be elected at the Meeting and will serve until the Annual Meeting of Stockholders in 1999 and thereafter for terms of two years until their successors have been elected and qualified. Currently, Jerome Derdel, M.D. is the sole Class I Director and Douglas R. Colkitt is the sole Class II Director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee.

    In 1996, the Audit Committee consisted of Mr. Brian Smith, a director of the Company until June 15, 1997, and Dr. Colkitt. The functions of the Audit Committee generally include reviewing with the Company's independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's systems of internal accounting controls. The Audit Committee held one meeting in 1996. Beginning as of January 1, 1997, the Audit Committee consisted of Mr. Smith until his resignation from the Board of Directors when Dr. Derdel became the member of the Audit Committee.

    In 1996, the Compensation Committee consisted of Larry W. Pearson, President of the Company until his resignation on June 15, 1997, Dr. Derdel and Dr. Colkitt. Mr. Pearson resigned from the Compensation Committee on March 2, 1996. The functions of the Compensation Committee are to review and evaluate the compensation of the Company's executive officers, administer the Company's Stock Option Plan and establish guidelines for compensation of other personnel. The Compensation Committee held two meetings in 1996.

    The Board of Directors held one regular meeting and six special meetings in 1996 and acted by written consent 25 times. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he served while a member of the board or such committee.

COMPENSATION OF DIRECTORS

    No compensation is currently paid by the Company to its outside directors but such directors are reimbursed for expenses incurred for attendance at meetings. From time to time, however, outside directors have been and may be granted options to purchase shares of Common Stock. In 1996, the Company issued to Dr. Derdel options to purchase 3,000 (pre-split) shares of Common Stock, at an exercise price of $8.63 per (pre-split) share as compensation for services rendered as a director of the Company.

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information with respect to compensation paid or accrued by the Company subsequent to the date of the Merger and by EquiVision prior to the date of the Merger for the years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer and to each of the Company's other executive officers:

                                                                    Annual                              Long Term
                                                                 Compensation                          Compensation
                                                      ----------------------------------      ----------------------------
                                                                                              Securities       All Other
                                                                                              Underlying      Compensation
Name and Principal Position                           Year     Salary($)      Bonus($)        Options(#)*       ($)(1)
---------------------------                           ----     ---------      ----------      ------------      ---------


Larry W. Pearson..................................    1996     269,340            --          9,375             8,973
  President and Chief Executive Officer (2)(3)        1995     193,803         25,000         509,375 (4)       9,240
                                                      1994     195,058            --              --            7,985


P. Craig Hethcox..................................    1996     117,500            --            3,516           7,500
  Chief Operating Officer (2)(5)                      1995     141,250          9,375         203,516 (4)       8,750
                                                      1994      73,365            --           25,000             --

William E. Pritts II...............................   1996     119,103            --           50,000           9,500
  Chief Financial Officer (2)(6)                      1995      12,500            --           50,000 (4)         --

_______________________

* - number of shares as of December 31, 1996, prior to the 1-for-6 reverse split.

(1) Amounts shown reflect contributions to the 401(k) plan of the Company or of EquiVision as a pre-tax salary deferral.

(2) The compensation disclosed for the years ended December 31, 1995 and 1994 reflect compensation paid to the named executive officers by EquiVision, the legal predecessor to the Company.

(3) Mr. Pearson resigned as Chief Executive Officer of the Company as of January 1, 1997 and as President of the Company as of June 15, 1997.

(4) Of the stock options granted in 1995 to Messrs. Pearson, Hethcox and Pritts, 9,375, 3,516 and 50,000, respectively, were forfeited in return for stock option regrants issued as of June 26, 1996.

(5) Mr. Hethcox joined EquiVision in July 1994 and resigned from the Company in November 1996.

(6) Mr. Pritts joined EquiVision on December 1, 1995 at an annual salary of $150,000 and resigned from the Company in November 1996. In November 1996, Daniel L. Beckett was named as Chief Financial Officer of the Company.

                 STOCK OPTION GRANTS IN 1996*(1)


                          Individual Grants                     Potential
              ----------------------------------------   Realizable Value at
                           % of Total                      Assumed Rates of
                Number of     Options                      Stock Appreciation
                Shares     Granted to                             for
               Underlying   Employees    Exer-   Expira-     Option Term (3)
                Options      During      cise     tion    ------------------
Name          Granted (2)  Fiscal Year   Price    Date       5%       10%
-----------    ----------  -----------  -------  ------   -------  --------


Larry W.
 Pearson (4)    9,375       3.7%        $ 8.00    6/06    $ 47,156  $119,531

P. Craig
 Hethcox (4)    3,516       1.4           8.00    6/06      17,685    44,829

William E.
 Pritts II(4)  50,000      19.5          11.26    6/06     354,000   897,500

_______________________

* - number of shares as of December 31, 1996, prior to the 1-for-6 reverse split.

(1) The option grants disclosed in this table reflect options granted to the named executive officers prior to 1996 by EquiVision, the legal predecessor to the Company prior to the Merger and assumed by the Company pursuant to the Merger. For financial reporting purposes, such options are treated as being granted in 1996.

(2) The options granted in 1996 to the named executive officers were regrants based on the forfeiture of identical grants of stock options issued between June 2, 1995 and November 29, 1995.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the price of the Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

(4) The stock options previously granted to Messrs. Pearson, Hethcox and Pritts were not exercised prior to their resignations and have been forfeited.


            AGGREGATED STOCK OPTION EXERCISES IN 1996
          AND STOCK OPTION VALUES AT DECEMBER 31, 1996*


                                                 Number of Securities            Value of Unexercised
                                                 Underlying Unexercised              In-the-Money
                         Number of                 Options at FY-End              Options at FY-End
                         Shares on    Value     -------------------------    -----------------------------
Name                     Exercise    Realized   Exercisable  Unexercisable    Exercisable    Unexercisable
---------------------    ----------  --------   -----------  -------------   -------------   -------------


Larry W. Pearson (1)      0          0          501,875       7,500            $ 0             $ 0
P. Craig Hethcox (2)      0          0                0           0              0               0
William E. Pritts II (2)  0          0                0           0              0               0


___________________

* - number of shares as of December 31, 1996, prior to the 1-for-6 reverse split.

(1) Stock options for 9,375 shares, of which 1,875 shares were exercisable and 7,500 shares were unexcercisable at December 31, 1996, were not exercised prior to Mr. Pearson's resignation and have been forfeited, effective June 15, 1997.

(2) The stock options previously granted to Messrs. Hethcox and Pritts were not exercised prior to their resignations and have been forfeited.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee is currently comprised of Drs. Colkitt and Derdel. None of the executive officers of the Company currently serves on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions.

    EquiMed is the result of the merger between EquiVision and Colkitt Oncology Group, Inc., a Delaware corporation (the "Oncology Group"), and the subsequent reincorporation merger of EquiVision with and into its wholly owned Delaware subsidiary, EquiMed. These two mergers are referred to collectively herein as the "Merger." The Merger was consummated on February 2, 1996. By the Merger, the Company acquired the stock and assets of various corporations, partnerships and joint ventures owning or controlling 30 radiation oncology centers comprising the Oncology Group. EquiMed succeeded to all of the assets, liabilities and contractual obligations of EquiVision and of the Oncology Group. In connection with the Merger, Dr. Colkitt, the Company's Chairman, CEO and principal stockholder and the former Chairman and principal stockholder of the Oncology Group, received 19,321,571 (pre-split) shares of Common Stock, representing 81.5% of the shares of Common Stock outstanding immediately following the Merger and 75.2% upon completion of a subsequent public offering by the Company in February 1996 in which Dr. Colkitt sold 95,000 (pre-split) shares.

    In connection with the Merger, Dr. Colkitt entered into an agreement with the Company to fully indemnify the Company, among other things, against any damage, loss, expense or liability, including attorneys' fees and expenses, incurred by the Company resulting from litigation with former minority stockholders of certain entities comprising the Oncology Group, which indemnity was to be secured, pursuant to a stock pledge agreement, by a pledge of the number of shares of Common Stock having a value of $25,000,000. Dr. Colkitt has further agreed to indemnify the Company against certain losses that may arise in connection with the representations and warranties of the Oncology Group and, as security for such obligation, has agreed to pledge additional shares of Common Stock having a value of $7,500,000.

    At the time the pledge agreements were executed, Dr. Colkitt pledged to the Company a total 2,888,889 (pre-split) shares of Common Stock with an aggregate value of approximately $32,500,000. The pledge agreements provide that in the event the closing trading price of the Common Stock increases or decreases, an adjustment will be made in the number of shares subject to the pledges. Based on the closing trading price of the Common Stock as of July 29, 1997 (which was $2.0625 per pre-split share), the value of such pledged stock is approximately $10.1 million. The Company believes the value of such pledged shares is sufficient based on the Company's estimate of any potential damages, costs, expenses or liability, including attorneys' fees and expenses, which may be incurred by the Company resulting from the indemnified events. However, there can be no assurance that such potential damages, costs, expenses or liability will not exceed the Company's good faith estimate or that the value of the pledged shares will not decrease based on a decrease in the market price of the Common Stock. Because of the Company's estimate of any potential liability for which Dr. Colkitt has indemnified the Company,

Dr. Colkitt intends to ask the Company's Board of Directors to re-evaluate the terms of the pledge agreements.

    Pursuant to the terms of the Merger, Dr. Colkitt is required to vote all of his shares of Common Stock to elect not less than three independent members to the Board of Directors so long as Dr. Colkitt owns in excess of 20% of the Company's outstanding Common Stock.

    On July 1, 1993, in consideration of the substantial investment Dr. Colkitt made in EquiVision, Dr. Colkitt holds an option to purchase 83,333 shares of Common Stock at an exercise price of $300 per share. The option became exercisable on June 30, 1995 and expires on June 30, 2003.

    Dr. Colkitt owns the common stock of 30 of the medical practices affiliated with the Company (the "Affiliated Medical Practices") which have entered into management agreements with the Company and has granted the Company, or its designee, an irrevocable option to acquire the common stock of the Affiliated Medical Practices for an exercise price of $1.00. The term of the option agreements coincide with the term of the related management agreements, which are for a initial 40-year term and provide for successive automatic renewals. In 1996, the Company's President and Chief Executive Officer had the authority to exercise this option agreement on behalf of the Company without prior approval of the Board of Directors. The Company's policy requires a majority of the Company's independent directors to approve transactions between the Company and Dr. Colkitt. Accordingly, there are limitations on Dr. Colkitt's ability to amend or terminate any management agreements or option agreements granted to the Company related to the common stock of the Affiliated Medical Practices.

    On June 1, 1996, EquiMed India Private Limited ("EquiMed India"), a wholly owned subsidiary of the Company formed to obtain contracts for accounting and billing services, began operations in Madras, India. EquiMed India had revenues and net income of approximately $2,100,000 and $1,900,000, respectively, principally related to a contract for accounting and billing services with Anesthesia Solutions, Inc. ("ASI"), a company wholly owned by Dr. Colkitt. Prior to April 1, 1997, EquiMed India subcontracted with Nittany Decisions Services Private Limited ("Nittany"), a company 80% owned by Dr. Colkitt, to provide the accounting and billing services for ASI. According to the contract terms, EquiMed India retains approximately 10% of the revenues billed for ASI and pays Nittany its costs and an agreed upon rate of return. Effective April 1, 1997, the Company acquired Dr. Colkitt's interest in Nittany as part of its acquisition of a group of management services and outsourcing companies. EquiMed India is exempt from income taxes payable to agencies of the Indian government and the local provincial government based upon agreements with these agencies when EquiMed India was incorporated. At December 31, 1996, EquiMed India had trade receivables of approximately $2,000,000 which primarily represented receivables for the services from ASI. The Company acquired all of the stock of ASI, effective July 31, 1997.

    In 1996, Dr. Colkitt was the Chairman and sole stockholder of George Washington Real Estate Corporation ("George Washington") and Thomas Jefferson Real Estate Corporation ("Thomas Jefferson"), which corporations lease premises occupied by certain of the radiation oncology centers owned, operated or managed by the Company. The Company made lease payments to George
Washington and Thomas Jefferson in the aggregate amount of $568,846 in 1996.
In January 1997, the Company acquired George Washington and Thomas Jefferson from Dr. Colkitt.

    In 1996, the Company leased certain equipment from D&T Leasing Limited Partnership ("D&T") and Nixon Equipment Corporation ("Nixon"), both controlled by Dr. Colkitt. The Company made payments to D&T, in the aggregate, of $113,812 in 1996. The Company made payments to Nixon, in the aggregate, of $160,040 during 1996. During 1996, the Company repaid approximately $3,218,000 of the principal amount under these capital leases, thereby reducing its monthly payment obligations. In January 1997, the Company acquired Nixon from Dr. Colkitt for approximately $400,000.

    The Affiliated Medical Practices have contracts with National Medical Financial Services ("NMFS") for the provision of billing, collection and accounts receivable management services, as well as certain accounting services. The centers paid to NMFS an aggregate of $2,619,470 during 1996 for such services. NMFS is a publicly traded company of which Dr. Colkitt is the Chairman and principal stockholder.

    The Company entered into a receivable purchase agreement in April 1995. Under the terms of the agreement, receivables are transferred to Oncology Funding Corporation (a company that is wholly owned by Dr. Colkitt) which then factors the receivables with an unrelated financing company, John Alden Asset Management Company ("Alden"). The factored receivables may be denied by Alden for various reasons including nonpayment by the payor. The transfer of receivables to Alden is recognized as a sale, and the difference between the sales price (adjusted for the accrual of probable adjustments) and the net receivables is recognized as a gain or loss on the sale of receivables. Proceeds to the Company from receivables sold under this agreement were approximately $45,726,000 for the year ended December 31, 1996. During 1995 and 1996, the Company failed to comply with certain covenants of the receivable purchase agreement. Remedies available to Alden due to these events of noncompliance include termination of the receivable purchase agreement. The balance of the receivables transferred that remain uncollected was approximately $4,896,000 at December 31, 1996.


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

    The Compensation Committee of the Board of Directors (the "Committee") is charged with reviewing and evaluating the compensation of executive officers, administering the Company's Stock Option Plan and establishing guidelines for compensation of other personnel.

    The Company's executive compensation policy is designed to motivate management to create stockholder value by linking executive pay with the returns realized by stockholders and assuring the continued growth and performance of the Company by attracting, motivating and retaining talented executive officers through competitive compensation.

EXECUTIVE COMPENSATION STRUCTURE

    As shown in the Summary Compensation Table above (the "Summary Table"), the compensation of executive officers consists of three primary components: base salary, an annual incentive program (i.e., bonus) and a long-term incentive compensation program (i.e., stock options). As more fully described below, two of the three components, bonuses and stock options, are dependent upon factors which include company financial performance, individual performance and stock price. The third component, base salary, once established, is not subject to contingency. The Committee regularly reviews each component of executive compensation and determines increases based upon several factors including Company performance, individual performance and competitive salary rates. Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical and life insurance and 401(k) plans.


EXECUTIVE COMPENSATION COMPONENTS

    SALARY. Salaries shown in the Summary Table represent the non-contingent portion of compensation for executive officers for fiscal 1996. Such compensation was initially determined by evaluating the responsibilities of position, the experience of the individual, by reference to the competitive marketplace for executive talent and other factors considered by the Committee, which included individual and Company performance. The Committee also considered the success of the executive officers in developing and executing the Company's acquisition, financing and strategic plans.

    BONUS. Bonuses shown in the Summary Table were awarded in cash. The award of bonuses to executive officers is based upon their achievement of Company and individual performance goals. The particular bonus award is subject to a maximum of up to 50% of the executive officer's base salary.

    STOCK OPTIONS. Equity participation is the last principal component of the Company's executive compensation program. The Company believes that, in order to achieve its long-term growth objectives and to align management and stockholder interests, it is in the Company's best interests to grant stock options to its executive officers. The Committee believes that stock options provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of the Common Stock over a number of years.


CHIEF EXECUTIVE OFFICER COMPENSATION

    On January 1, 1996, the Company entered into a new employment agreement with Larry W. Pearson, the Company's President and Chief Executive Officer, effective through September 30, 1998. The agreement provided for annual base salary of not less than $300,000 per year plus a bonus of up to 50% of base salary, subject to the approval of the Board of Directors, plus benefits and reimbursement of expenses. Mr. Pearson resigned from the position of Chief Executive Officer, effective December 31, 1996, and from the position of President, effective June 15, 1997. The Company and Mr. Pearson agreed to terminate his employment agreement effective June 15, 1997, except that Mr. Pearson is entitled to continue, for one year following the termination, as a participant in the Company's employee benefit plans and is bound by the noncompetition and nonsolicitation provisions thereof.

TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code limits the Company's income tax deduction for compensation paid in any taxable year to any of the five most highly compensated executive officers to $1,000,000, subject to several exceptions. The Compensation Committee undertook a review of the Company's current compensation practices and concluded that no action would be taken at this time and that further review would be made during 1997.


                                  COMPENSATION COMMITTEE


                                  Douglas R. Colkitt, M.D.
                                  Jerome D. Derdel, M.D.

    This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.


     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the directors, certain officers of the Company and beneficial owners of more than ten percent of the Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company and the representations made by such persons to the Company, the Company believes that during the last fiscal year its directors, officers and ten-percent beneficial owners complied with all filing requirements under Section 16(a) of the Exchange
Act, except that Larry W. Pearson and P. Craig Hethcox, who was Chief Operating Officer of the Company, had late filings related to stock option regrants; Gene E. Burleson and David Crane, who were directors of the Company, and Daniel L. Beckett had late filings related to appointments as directors or executive officers of the Company; and Jerome Derdel, M.D. and Brian C. Smith and Richard Holdren, who were directors of the Company, had late filings related to stock option grants.

                     STOCK PERFORMANCE GRAPH

    The following graph compares the percentage change in cumulative total stockholder return on the Common Stock since November 15, 1993, the date the Company's shares began public trading, with the cumulative total return on the S&P SmallCap 600 Index and the Hambrecht & Quist Health Care (Excluding Biotech) Index over the same period. The comparison assumes $100 was invested on November 15, 1993 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, since that date. The Company has not paid cash dividends on the Common Stock. Historic stock price is not indicative of future stock price performance.

               COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
              AMONG EQUIMED, INC., THE S & P SMALLCAP 600 INDEX
        AND THE HAMBRECHT & QUIST HEALTHCARE - EXCLUDING BIOTECH INDEX


                [ Graph of the following tabular data: ]

                                                  Cumulative Total Returns
                                       --------------------------------------------
EquiMed/Index               Symbol     11/15/93   12/93    12/94    12/95    12/96
-------------------         -------     ------    ------   ------   ------   ------



EquiMed Inc.                  EQMD      100       100      154      185       54

S & P SMALLCAP 600            I600      100       100       95      124      150

H & Q HLTHCARE-EXCL BIOTECH   IHH-      100       102      109      181      201



------------------------

* - $100 invested on 11/15/93 in stock or on 10/31/93 in index - including reinvestment of dividends, fiscal year ending December 31.


    This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and shall not to be deemed to be soliciting material.

                      ELECTION OF CLASS II DIRECTORS

NOMINEES FOR ELECTION

    At the Meeting, the stockholders will elect two Class II Directors to hold office until the Annual Meeting of Stockholders in 1999 and until their respective successors are duly elected and qualified. The nominees of the Board of Directors for election as Class II Directors are Douglas R. Colkitt and Raymond J. Caravan. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted "FOR" the election of all nominees. The Board of Directors believes that the nominees are willing to serve as directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election and, as a result, another nominee is designated, the persons named in the enclosed proxy or other substitutes will have discretion and authority to vote for or to refrain from voting for the other nominee in accordance with their judgment. The nominees who receive the most votes at the Meeting will be elected directors. The nominees for election as directors, together with certain information about them, are as follows:


                                     Director              Term
Name                                  Since               Expires
---------------------                ---------            -------


Douglas R. Colkitt                     1991               1999
Raymond J. Caravan                     New                1999


    Information with respect to the business background of the two nominees is included under "Executive Officers and Directors."


      THE BOARD RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company is the legal successor to EquiVision, which merged with the Oncology Group on February 2, 1996 pursuant to the Merger. EquiVision, the Oncology Group and the Company have been parties to a number of transactions with their respective officers and directors and individuals or entities which are affiliated with such officers and directors. Pursuant to the Merger, the Company succeeded to all continuing obligations and benefits of these transactions. Effective November 1, 1996, the Company sold its Ophthalmology Division to Physician's Resource Group, Inc. and its wholly-owned subsidiary, PRG Georgia, Inc. (collectively, "PRG"). This portion of the Proxy Statement describes certain relationships and related transactions of which the Company had some obligation or benefit in the year ended December 31, 1996. In the future, any transactions between the Company and related parties, other than the defense of actions for which Dr. Colkitt has indemnified the Company, will be approved by a majority of the Company's independent directors. See "EXECUTIVE COMPENSATION - Compensation Committee Interlocks and Insider Participation" for a description of certain relationships and related transactions between the Company and Dr. Colkitt.

    During 1996 and prior to the November 1, 1996 sale of the Ophthalmology Division to PRG, the Company paid $95,184 as lease expenses for a corporate office to a partnership in which Larry W. Pearson is a general partner. Effective November 1, 1996, the Company's obligations under the lease were assigned to and assumed by PRG.

    The Company retained the services of Parkwood Motors, a corporation owned by Sharon Pearson, Larry Pearson's wife, to assist in the sale of the ophthalmic practices to PRG. Parkwood engaged financial staffing to gather due diligence and other information regarding entities to be acquired. Parkwood was entitled to a commission equal to 5% of the earn-out received by EquiMed from PRG. In 1996, such commission totalled $150,000.

    Certain legal services are provided on behalf of the Company by Marcy L. Colkitt & Associates, P.C., a firm of which Marcy Colkitt, Secretary and General Counsel of the Company and the sister of Dr. Colkitt, is a partner. In addition to compensation of approximately $134,000 received by Ms. Colkitt in 1996 for her services as General Counsel of the Company, Marcy L. Colkitt & Associates, P.C. received $132,263 during 1996 for the legal services provided by the firm. Fees for legal services were at a rate commensurate with those available from independent third parties.


              RELATIONSHIP WITH INDEPENDENT AUDITORS

    The Company has selected the firm of Ernst & Young LLP to serve as its independent auditors for the current fiscal year. Representatives of Ernst & Young LLP is not expected to be present at the Meeting and accordingly will not be available to respond to questions.

                      STOCKHOLDER PROPOSALS


    Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1998 must be received by the Secretary of the Company at the Company's principal office in State College, Pennsylvania, prior to December 31, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Proposals must be in writing and sent via registered, certified or express mail. Facsimile or other forms of electronic submissions will not be accepted.


                     SOLICITATION OF PROXIES

    The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The expense of solicitation of proxies for the Meeting will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or its subsidiaries.


                    ANNUAL REPORT ON FORM 10-K

    The Company will provide, without charge to each person solicited by this Proxy Statement, on the written request of any such person, a copy of the Company's annual report on Form 10-K (including the financial statements, but excluding exhibits) as filed with the Securities and Exchange Commission for its most recent fiscal year. Such written request should be directed to the Corporate Secretary at the address of the Company appearing on the first page of this Proxy Statement.

                                  By Order of the Board of Directors,


                                  Marcy L. Colkitt
                                  Secretary




    THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                            APPENDIX


                           EQUIMED, INC.

             PROXY SOLICITED BY THE BOARD OF DIRECTORS
                  ANNUAL MEETING OF STOCKHOLDERS
                          AUGUST 30, 1997

     The undersigned stockholder(s) of EquiMed, Inc., a Delaware corporation (the "Company") revoking all previous proxies, hereby appoints Daniel L. Beckett and Marcy L. Colkitt, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of the Company, to be held at the 2171 Sandy Drive, State College, Pennsylvania 16803 on Saturday, August 30, 1997 at 3:00 p.m., Eastern Daylight Time, and any and all adjournments, continuations or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

1.       ELECTION OF CLASS II DIRECTORS

                                     FOR              WITHHOLD AUTHORITY
                                   --------           -------------------


Douglas R. Colkitt                 [Figure: Box]      [Figure: Box]

Raymond J. Caravan                 [Figure: Box]      [Figure: Box]



2. TO VOTE ON SUCH OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE 1997 ANNUAL MEETING OF STOCKHOLDERS AND ANY AND ALL ADJOURNMENTS, CONTINUATIONS OR POSTPONEMENTS THEREOF


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the 1997 Annual Meeting of Stockholders and any and all adjournments, continuations or postponements thereof.


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF EQUIMED, INC.


NOTE:  PLEASE SIGN THIS PROXY EXACTLY AS THE
NAMES(S) APPEAR HEREON.  WHEN SIGNING AS
ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH.
PROXIES EXECUTED IN THE NAME OF A CORPORATION
SHOULD BE SIGNED ON BEHALF OF THE CORPORATION BY
A DULY AUTHORIZED OFFICER.  WHERE SHARES ARE
OWNED IN THE NAME OF TWO OR MORE PERSONS, ALL
SUCH PERSONS SHOULD SIGN.


Dated:________________________________, 1997


________________________________________
Signature of Stockholder


________________________________________
Signature of Stockholder


PLEASE SIGN, DATE AND RETURN IN THE
ENCLOSED POSTAGE PAID ENVELOPE.